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                                                                  EXHIBIT 10(XI)



                                    SUBLEASE

                     (180 Montgomery Street, San Francisco)


        THIS SUBLEASE, made as of November 1, 1993, by and between BANK OF THE WEST, a California corporation ("Sublandlord"), and BANQUE NATIONALE DE PARIS, a French corporation ("Subtenant"),

                              W I T N E S S E T H:

        Recital of Facts:

        A. One Eighty Montgomery, Ltd., a California limited partnership ("Landlord"), as landlord, and Sublandlord, as tenant, entered into the Commercial Office Lease (the "Master Lease") dated December 22, 1993. Words defined in the Master Lease have the same meanings when used in this Sublease.

        B. The Premises under the Master Lease comprises the basement vault, the first floor, the second floor, the third floor (the "Third Floor Space"), the fourth floor (the "Fourth Floor Space") and the twenty-fifth floor in the Building located at 180 Montgomery Street, San Francisco, California. The Third Floor Space and the Fourth Floor Space are collectively the "Subleased Space." According to Section 43 of the Master Lease, the Premises comprises forty-eight thousand three hundred eighty-two (48,382) square feet and the Subleased Space comprises thirty thousand three hundred ninety-six (30,396) square feet, which is sixty-two and eight-tenths percent (62.8%) of the Premises. As used in this Sublease, "Subtenant's Percentage Share" shall mean sixty-two and eight-tenths percent (62.8%). The term of the Master Lease commences on November 1, 1993, and expires on October 31, 2003.

        C. Sublandlord and Subtenant agreed at the time the Master Lease was entered into that Subtenant would sublease the Subleased Space from Sublandlord and on the basis reflected in this Sublease, and now desire to formally confirm such agreement.

           NOW, THEREFORE, in consideration of the covenants in this Sublease, Sublandlord and Subtenant agree as follows:

        1. Subleased Space. Sublandlord hereby leases to Subtenant, and Subtenant hereby leases from Sublandlord, the Subleased Space for the term and on the covenants set forth in this Sublease, to each and all of which Sublandlord and Subtenant agree.

        2. Term. The term of this Sublease shall commence on November 1, 1993, and, unless sooner terminated as hereinafter provided, shall end on October 31, 2003.



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        3. Improvements. Subtenant shall accept the Subleased Space in its "as is" condition on the commencement date. Sublandlord shall have no obligation to construct or install any improvements in the Subleased Space for Subtenant.

        4. Rent. Subtenant shall pay to Sublandlord, as rent for the Subleased Space, during the entire term of this Sublease, the following:

               (a) Subtenant shall pay to Sublandlord, as base rent, the amount of forty-four thousand nine hundred ninety-two and sixty-nine hundredths dollars ($44,992.69) per month. Subtenant shall pay such amounts in advance on November 1, 1993, and on the first day of each successive month thereafter during the term of this Sublease.

               (b) Subtenant shall pay to Sublandlord, as additional rent, (i) Subtenant's Percentage Share of the increases in Operating Expenses excluding janitorial and security service expenses payable by Sublandlord to Landlord pursuant to Section 3(b) of the Master Lease,
        (ii) sixty-six and one-tenth percent (66.1%) of the increases in janitorial and security services expenses payable by Sublandlord to Landlord pursuant Section 3(b) of the Master Lease, and (iii) Subtenant's Percentage Share of the increases in Property Taxes payable by Sublandlord to Landlord pursuant to Section 3(c) of the Master Lease. Subtenant shall pay such additional rent to Sublandlord at the times and in the manner that Sublandlord is obligated to pay the additional rent provided under Sections 3(b) and 3(c) of the Master Lease to Landlord in accordance with the procedures set forth in Section 3(d) of the Master Lease.

               (c) All amounts of money payable by Subtenant to Sublandlord in accordance with this Sublease shall constitute "rent." Subtenant shall pay all rent to Sublandlord at such address as Sublandlord may from time to time designate in a written notice to Subtenant.

        5. Master Lease. This Sublease is subject to the Master Lease. A copy of the Master Lease is attached to this Sublease. The Master Lease is incorporated in and made a part of this Sublease and, during the term of this Sublease, the Master Lease shall apply to Sublandlord, Subtenant and the Subleased Space under this Sublease, except for the following provisions of the Master Lease, which are excluded from this Sublease: Sections 1, 2, 3(a), 3(b), 3(c), 3(d), 33, 38, 39, 40, 41, 42, 43, 44, 46, 48 (except to the extent the rent payable by Sublandlord to Landlord is abated), 49 and 50. Insofar as the Master Lease is incorporated in this Sublease, references to Landlord in the Master Lease shall mean Sublandlord under this Sublease, references to Tenant in the Master Lease shall mean Subtenant under this Sublease, and references to the Premises in the Master Lease shall mean the Subleased Space under this Sublease. During the term of this Sublease, Subtenant assumes and agrees to pay, perform and discharge all of the obligations of Sublandlord as Tenant under the Master Lease to the full extent that such obligations are incorporated in this Sublease. During the term of this Sublease, Subtenant shall be bound by all of the



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covenants in the Master Lease that are incorporated in this Sublease and
Subtenant shall not commit or permit to be committed any act or omission that will breach or violate any such covenant. In all provisions of the Master Lease incorporated in this Sublease requiring the approval or consent of Landlord, Subtenant shall obtain the approval or consent of both Sublandlord and Landlord. In all provisions of the Master Lease incorporated in this Sublease requiring Tenant to submit, exhibit to, supply or provide Landlord with evidence, certificates or any other matter or thing, Subtenant shall submit, exhibit to, supply or provide, as the case may be, the same to both Sublandlord and Landlord.

        6. Subtenant's Obligations. Subtenant agrees that all obligations of Sublandlord as Tenant under the Master Lease incorporated in this Sublease shall be performed by Subtenant at Subtenant's cost, and Subtenant's obligations shall run to Sublandlord. Subtenant agrees to indemnify and defend Sublandlord against and hold Sublandlord harmless from any and all claims, damages, losses, expenses and liabilities (including reasonable attorneys' fees) incurred as a result of the nonperformance or nonpayment of any of Sublandlord's obligations as Tenant under the Master Lease which, as a result of this Sublease, are an obligation of Subtenant. Subtenant shall not do, nor permit to be done, any act or thing which is, or with notice or the passage of time would be, a default under this Sublease or the Master Lease.

        7. Sublandlord's Obligations. Sublandlord agrees that Subtenant shall be entitled to receive all services to be provided by Landlord to Sublandlord under the Master Lease and the benefit of all covenants of Landlord under the Master Lease insofar as such services and covenants apply to the Subleased Space. Subtenant shall look solely to Landlord for all such services and benefits and shall not, under any circumstances, require Sublandlord to perform any of such services or covenants, nor shall Subtenant make any claim upon Sublandlord for any damages which may arise by reason of Landlord's default under the Master Lease. Sublandlord shall take all reasonable action to obtain the performance of Landlord's obligations under, and the furnishing of services by Landlord pursuant to, the Master Lease, and, upon request by Subtenant and at Subtenant's sole cost, Sublandlord shall diligently seek to enforce the obligations of Landlord under the Master Lease. Any condition resulting from a default by Landlord shall not constitute, as between Sublandlord and Subtenant, an eviction, actual or constructive, of Subtenant, and no such default shall excuse Subtenant from the performance of any obligations of Subtenant under this Sublease or entitle Subtenant to receive any reduction in or abatement of the rent. In furtherance of the foregoing, Subtenant does hereby waive any cause of action and any right to bring any action against Sublandlord by reason of any act or omission of Landlord under the Master Lease other than an action relating to Sublandlord's failure, after notice from Subtenant and at Subtenant's sole cost, to diligently seek to enforce Landlord's obligations under the Master Lease. Sublandlord shall not do any act or thing which constitutes a default by Sublandlord as Tenant under the Master Lease. Sublandlord agrees to indemnify and defend Subtenant against and hold Subtenant harmless from any and all claims, damages, losses, expenses and liabilities (including reasonable attorneys' fees) incurred as a result of any breach by Sublandlord of its obligations as Tenant under the Master Lease except obligations that are assumed by Subtenant under this Sublease.



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        8. Notices. All notices under this Sublease shall be properly given only if made in writing and either mailed by certified mail, postage prepaid, return receipt requested, or delivered by hand (including messenger or nationally recognized air express service, which regularly maintains records of items delivered) to the party at the address set forth in this paragraph or such other address as such party may designate by notice to the other parties. Such notices shall be effective on the date of delivery to the address of the party. If any such notice is not delivered or cannot be delivered because the receiving party changed the address of the receiving party and did not previously give notice of such change to the sending party, or due to a refusal to accept the notice by the receiving party, such notice shall be effective on the date delivery is attempted. Any notice under this Agreement may be given on behalf of a party by the attorney for such party.

        (a)    The address of Sublandlord is

                      Bank of the West
                      180 Montgomery Street, 25th Floor
                      San Francisco, CA 94104
                      Attention:  President

        (b)    The address of Subtenant is

                      Banque Nationale de Paris
                      San Francisco Branch
                      180 Montgomery Street, 3rd Floor
                      San Francisco, CA 94104
                      Attention:  General Manager

        9. Attorneys' Fees. If there is any legal action or proceeding between Sublandlord and Subtenant arising from or based on this Sublease or to enforce this Sublease, the unsuccessful party to such action or proceeding shall pay to the prevailing party all costs and expenses, including reasonable attorneys' fees and disbursements, incurred by such prevailing party in such action or proceeding and in any appeal in connection therewith. If such prevailing party recovers a judgment in any such action, proceeding or appeal, such costs, expenses and attorneys' fees and disbursements shall be included in and as a part of such judgment.

        10. Miscellaneous. This Sublease shall benefit and bind Sublandlord and Subtenant and their respective successors and assigns. Time is of the essence of this Sublease. This Sublease may be executed in counterparts, each of which shall be an original, but all of which shall constitute one and the same Sublease. This Sublease may not be amended or modified except by a written agreement signed by Sublandlord and Subtenant. This Sublease constitutes the entire and integrated agreement between Sublandlord and Subtenant relating to the Subleased Space as set forth in this Sublease and



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supersedes all prior agreements, understandings, offers and negotiations, oral or written, with respect to the Subleased Space.

        IN WITNESS WHEREOF, Sublandlord and Subtenant have executed and delivered this Sublease on October __, 1998, confirming the agreement of the parties hereto previously made effective as of the date first hereinabove written.

                                        BANK OF THE WEST, a California
                                        corporation



                                        By      /s/ PHILIP METZGER
                                             -----------------------------------
                                        Title     Vice President


                                        By      /s/ PENNY JASPAR
                                             -----------------------------------
                                        Title     Vice President


                                        BANQUE NATIONALE DE PARIS, a
                                        French corporation



                                        By       /s/ THOMAS KUNZ
                                             -----------------------------------
                                        Title     Vice President - Operations &
                                                  Administration



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